KKR & Co. L.P. Reports First Quarter 2017 Results
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NEW YORK, April 27, 2017 - KKR & Co. L.P. (NYSE: KKR) today reported its first quarter 2017 results.

GAAP net income (loss) attributable to KKR & Co. L.P. common unitholders was $259.3 million for the quarter ended March 31, 2017. On a diluted basis, net income (loss) per common unit was $0.52 for the quarter ended March 31, 2017. Investment performance primarily drove GAAP net income (loss) attributable to KKR & Co. L.P. common unitholders. GAAP KKR & Co. L.P. Capital - Common Unitholders equity was $5.8 billion (1) as of March 31, 2017, or $12.63, per outstanding common unit.

After-tax Economic Net Income (Loss) and After-tax Economic Net Income (Loss) per adjusted unit were $549.9 million and $0.65, respectively, for the quarter ended March 31, 2017. After-tax Distributable Earnings and After-tax Distributable Earnings per adjusted unit eligible for distribution were $346.5 million and $0.43, respectively, for the quarter ended March 31, 2017.

Highlights

•	Strong investment performance primarily drove After-tax Economic Net Income of $549.9 million, or $0.65 per adjusted unit, for the first quarter of 2017

•	Balance sheet investments appreciated 5% for the quarter ended March 31, 2017

•	$5.4 billion of capital invested in the quarter driven primarily by investment activity outside of the U.S.

•	Book value was $10.3 billion as of March 31, 2017 or $12.80 per outstanding adjusted unit

•
As of March 31, 2017, Assets Under Management and Fee Paying Assets Under Management were $138 billion and $107 billion respectively, up 9% and 14%, respectively, compared to March 31, 2016. In the quarter, a final close was held on KKR Americas Fund XII and an initial close was held on KKR Asian Fund III, which are our flagship private equity funds for the Americas and Asia-Pacific regions, respectively.

•	KKR's regular distribution per common unit of $0.17 was declared for the quarter ended March 31, 2017

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“We had a good start to the year.  Strong investment performance together with our integrated model - the combination of our investment funds, balance sheet and capital markets capabilities - led to significant Economic Net Income and Distributable Earnings,”  said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR.

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Note: Certain financial measures, including economic net income ("ENI"), After-tax ENI, After-tax distributable earnings, book value, adjusted units and outstanding adjusted units, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See Exhibits C and D for a reconciliation of such measures to financial results prepared in accordance with GAAP.

(1) GAAP KKR & Co. L.P. Capital - Common Unitholder equity represents only that portion of the business held by KKR & Co. L.P. and does not include the economic interests that are held by KKR Holdings L.P. Our reportable segments are presented prior to giving effect to the allocation of ownership interests between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total.

GAAP RESULTS COMMENTARY
Fees and Other
Fees and Other were $716.0 million for the quarter ended March 31, 2017, compared to $162.8 million for the quarter ended March 31, 2016. The net increase was primarily due to carried interest gains in the three months ended March 31, 2017 compared to carried interest losses in the three months ended March 31, 2016. Additionally, transaction fees increased driven primarily by activity in our Private Markets and Capital Markets businesses.
Expenses
Total expenses were $540.0 million for the quarter ended March 31, 2017, compared to $308.3 million for the quarter ended March 31, 2016. The increase was primarily due to a higher level of carry pool allocations reflecting appreciation in the value of our private equity portfolio as compared to unrealized losses in the first quarter of 2016.
Total Investment Income (Loss)
Total investment income (loss) was $662.5 million for the quarter ended March 31, 2017, compared to a loss of ($612.9) million for the quarter ended March 31, 2016. The investment gains in the current period were primarily due to an increase in the value of KKR's investment portfolio, the most significant of which was in our credit portfolio including investments held at certain consolidated credit funds. The investment losses in the prior period were primarily due to a decrease in the value of KKR's investment portfolio, the most significant of which was in our private equity and credit portfolios.
Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders
Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders was $259.3 million for the quarter ended March 31, 2017, compared to a loss of ($329.9) million for the quarter ended March 31, 2016. The increase was primarily due to the drivers of investment income and carried interest gains partially offset by higher expenses, as described above.

TOTAL REPORTABLE SEGMENTS RESULTS COMMENTARY
Segment Revenues
Total segment revenues were $1,022.7 million for the quarter ended March 31, 2017, up significantly compared to total segment revenues of ($347.6) million for the quarter ended March 31, 2016. Total management, monitoring and transaction fees, net, were $375.5 million, a 34% increase compared to the quarter ended March 31, 2016, driven primarily by an increase in transaction fees in our Capital Markets segment together with an increase in management fees in our Private Markets and Public Markets segments. Reflecting underlying performance in our carry-paying funds and balance sheet investments, total performance income was $348.5 million and total investment income was $298.7 million for the quarter ended March 31, 2017, compared to ($124.9) million and ($529.6) million, respectively, in the quarter ended March 31, 2016. Performance income and investment income gains in the first quarter of 2017 were largely driven by appreciation in KKR's private equity and alternative credit portfolios. For the quarter ended March 31, 2017, KKR's private equity portfolio appreciated 4.7%.
Economic Net Income
ENI was $668.5 million for the quarter ended March 31, 2017, compared to ENI of ($506.9) million for the quarter ended March 31, 2016. The increase was primarily attributable to higher total segment revenues as described above, partially offset by higher total compensation and benefits reflecting a higher level of fees and carried interest generated in the first quarter of 2017.
AUM and FPAUM
AUM was $137.6 billion as of March 31, 2017, an increase of $8.0 billion, compared to AUM of $129.6 billion as of December 31, 2016. New capital raised and an increase in value in our private equity and alternative credit businesses were offset partially by distributions to limited partners of our private equity funds arising from realizations and by distributions made in our Public Markets segment.
FPAUM was $107.1 billion as of March 31, 2017, an increase of $5.6 billion, compared to FPAUM of $101.5 billion as of December 31, 2016. The increase was primarily attributable to new capital raised in our Private Markets segment reflecting our Asian Fund III entering its investment period at the end of the quarter and to a lesser extent new capital raised in our Public Markets segment. This increase was partially offset by distributions in our Public Markets segment and distributions to limited partners of our private equity funds arising from realizations. Additionally, our Asian Fund II entered its post investment period at the end of the quarter, resulting in a decrease in its fee base.

DISTRIBUTIONS AND OTHER
A distribution of $0.17 per common unit has been declared, which will be paid on May 23, 2017 to holders of record of common units as of the close of business on May 8, 2017. Under KKR's current distribution policy, KKR intends to make equal quarterly distributions of $0.17 per unit to holders of its common units.
A distribution of $0.421875 per Series A Preferred Unit has been declared and set aside for payment on June 15, 2017 to holders of record of Series A Preferred Units as of the close of business on June 1, 2017. A distribution of $0.406250 per Series B Preferred Unit has been declared and set aside for payment on June 15, 2017 to holders of record of Series B Preferred Units as of the close of business on June 1, 2017.
The declaration and payment of any future distributions on preferred or common units are subject to the discretion of the board of directors of the general partner of KKR & Co. L.P. and the terms of its limited partnership agreement. There can be no assurance that future distributions will be made as intended or at all, that unitholders will receive sufficient distributions to satisfy payment of their tax liabilities as limited partners of KKR or that any particular distribution policy for common units will be maintained.
Since October 27, 2015, KKR has authorized a total of $750 million to repurchase its common units, of which $459 million has been spent to repurchase 31.7 million common units as of April 21, 2017. On April 3, 2017, KKR canceled equity awards representing 1.9 million common units to satisfy tax obligations of $35 million in connection with their vesting, bringing cumulative cancellations of equity awards representing 7.1 million common units to satisfy tax obligations of $114 million. In total, 38.8 million common units have been retired on a fully-diluted basis over this period. Common units may be repurchased from time to time in open market transactions, in privately negotiated transactions or otherwise.
On March 30, 2017, KKR Financial Holdings LLC, a subsidiary of KKR ("KFN"), issued $375.0 million par amount of 5.500% Senior Unsecured Notes (the “5.500% Notes”) in a private placement. The 5.500% Notes will mature on March 30, 2032. KFN may redeem the 5.500% Notes in whole, but not in part, at a redemption price equal to 100% of the outstanding principal amount plus accrued and unpaid interest to, but excluding, the date of redemption on or after March 30, 2022.

On April 24, 2017, KFN redeemed all of its outstanding 7.500% Senior Notes due 2042 (the “7.500% Notes”) for cash, at a redemption price equal to 100% of the principal amount of the 7.500% Notes plus unpaid and accrued interest.  As of March 31, 2017, there was $115 million aggregate principal amount of the 7.500% Notes outstanding.  On November 15, 2016, KFN had redeemed its $258.8 million 8.375% Senior Notes due 2041 (the "8.375% Notes”) at a redemption price equal to 100% of the principal amount of the 8.375% Notes plus unpaid and accrued interest.

In total, through these transactions, KFN has redeemed $373.8 million of its outstanding debt obligations with weighted average interest cost of 8.1% and refinanced them with the 5.500% Notes, resulting in $9.7 million of future annual interest expense savings.
CONFERENCE CALL
A conference call to discuss KKR's financial results will be held on Thursday, April 27, 2017 at 10:00 a.m. ET. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR's website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 90743839, beginning approximately two hours after the broadcast.
From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. L.P. at http://ir.kkr.com/kkr_ir/kkr_events.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.
A slide presentation containing supplemental commentary about KKR's financial results for the fiscal quarter ended March 31, 2017 may be accessed through the Investor Center of the KKR website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. The presentation will be referenced on the conference call discussed above.

ABOUT KKR
KKR is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners' capital and brings opportunities to others through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including the statements with respect to the declaration and payment of distributions in future quarters and the timing, manner and volume of repurchase of common units pursuant to its repurchase program. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to AUM, FPAUM, ENI, after-tax ENI, after-tax distributable earnings, capital invested, syndicated capital, uncalled commitments, cash and short-term investments, fee related earnings, fee and yield segment EBITDA, core interest expense and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions, strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. All forward looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 24, 2017, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.
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CONTACT INFORMATION
Investor Relations:
Kohlberg Kravis Roberts & Co. L.P.
Craig Larson
Tel: +1-877-610-4910 (U.S.) / +1-212-230-9410
investor-relations@kkr.com

Media:
Kohlberg Kravis Roberts & Co. L.P.
Kristi Huller
Tel: +1-212-750-8300
media@kkr.com

KKR
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended
	March 31, 2017	March 31, 2016
Revenues
Fees and Other	$715,952	$162,805
Expenses
Compensation and Benefits	402,963	125,489
Occupancy and Related Charges	14,851	16,566
General, Administrative and Other	122,200	166,268
Total Expenses	540,014	308,323
Investment Income (Loss)
Net Gains (Losses) from Investment Activities	558,448	(735,223)
Dividend Income	9,924	63,213
Interest Income	280,980	230,476
Interest Expense	(186,854)	(171,394)
Total Investment Income (Loss)	662,498	(612,928)

Income (Loss) Before Taxes	838,436	(758,446)

Income Tax (Benefit)	40,542	1,890

Net Income (Loss)	797,894	(760,336)

Net Income (Loss) Attributable to
Redeemable Noncontrolling Interests	20,933	(38)
Net Income (Loss) Attributable to
Noncontrolling Interests	509,277	(430,359)

Net Income (Loss) Attributable to KKR & Co. L.P.	267,684	(329,939)

Net Income (Loss) Attributable to Series A Preferred Unitholders	5,822	—
Net Income (Loss) Attributable to Series B Preferred Unitholders	2,519	—

Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders	$259,343	$(329,939)

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$0.57	$(0.73)
Diluted (1)	$0.52	$(0.73)
Weighted Average Common Units Outstanding
Basic	453,695,846	450,262,143
Diluted (1)	496,684,340	450,262,143

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(1) KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per common unit since the exchange of these units would not dilute KKR’s respective ownership interests in the KKR Group Partnerships. For the three months ended March 31, 2016, unvested common units and other securities are excluded from the calculation of diluted earnings per common unit because inclusion of such unvested common units and other securities would be anti-dilutive having the effect of decreasing the loss per common unit.

KKR
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	As of
	March 31, 2017	December 31, 2016

Assets
Cash and Cash Equivalents	$2,758,398	$2,508,902
Investments	34,225,324	31,409,765
Other Assets	4,651,990	5,084,230
Total Assets	41,635,712	39,002,897

Liabilities and Equity
Debt Obligations	19,625,439	18,544,075
Other Liabilities	3,722,475	3,340,739
Total Liabilities	23,347,914	21,884,814

Redeemable Noncontrolling Interests	781,428	632,348

Equity
Series A Preferred Units	332,988	332,988
Series B Preferred Units	149,566	149,566
KKR & Co. L.P. Capital - Common Unitholders	5,755,354	5,457,279
Noncontrolling Interests	11,268,462	10,545,902
Total Equity	17,506,370	16,485,735
Total Liabilities and Equity	$41,635,712	$39,002,897

KKR & Co. L.P. Capital Per Outstanding Common Unit - Basic	$12.63	$12.06

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$208,284	$198,137	$194,600
Monitoring Fees	13,220	12,228	12,037
Transaction Fees	243,035	68,271	96,085
Fee Credits	(89,017)	(22,356)	(22,807)
Total Management, Monitoring and Transaction Fees, Net	375,522	256,280	279,915
Performance Income (Loss)
Realized Incentive Fees	1,686	23,449	1,593
Realized Carried Interest	206,204	503,176	97,288
Unrealized Carried Interest	140,626	(285,616)	(223,805)
Total Performance Income (Loss)	348,516	241,009	(124,924)
Investment Income (Loss)
Net Realized Gains (Losses)	79,451	969	(24,183)
Net Unrealized Gains (Losses)	204,036	141,276	(564,991)
Total Realized and Unrealized	283,487	142,245	(589,174)
Interest Income and Dividends	56,882	69,101	108,120
Interest Expense	(41,709)	(44,264)	(48,544)
Net Interest and Dividends	15,173	24,837	59,576
Total Investment Income (Loss)	298,660	167,082	(529,598)
Total Segment Revenues	1,022,698	664,371	(374,607)
Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	139,435	95,260	100,899
Realized Performance Income Compensation	88,067	215,650	39,552
Unrealized Performance Income Compensation	57,214	(112,786)	(86,642)
Total Compensation and Benefits	284,716	198,124	53,809
Occupancy and Related Charges	14,369	14,914	15,950
Other Operating Expenses	53,498	67,806	61,886
Total Segment Expenses	352,583	280,844	131,645
Income (Loss) attributable to noncontrolling interests	1,584	334	667
Economic Net Income (Loss)	668,531	383,193	(506,919)
Equity-based Compensation	49,943	37,970	49,961
Pre-tax Economic Net Income (Loss)	618,588	345,223	(556,880)
Provision for Income Tax (Benefit)	60,325	(2,335)	(3,892)
Preferred Distributions	8,341	8,341	—
After-tax Economic Net Income (Loss)	$549,922	$339,217	$(552,988)

After-tax Economic Net Income (Loss) Per Adjusted Unit	$0.65	$0.40	$(0.65)
Weighted Average Adjusted Units (Fully Diluted Basis)	849,270,924	839,268,845	847,972,012

Other Operating Measures (1):
Fee Related Earnings	$221,989	$116,407	$140,998
After-tax Distributable Earnings	$346,467	$389,874	$168,732

Assets Under Management	$137,616,300	$129,555,700	$126,388,900
Fee Paying Assets Under Management	$107,131,100	$101,473,400	$93,719,700
Capital Invested and Syndicated Capital	$6,559,100	$2,461,500	$3,167,800
Uncalled Commitments	$41,222,800	$37,791,300	$34,496,300

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Note: See "Notes to Reportable Segments" for more information about certain non-GAAP financial measures and Exhibits C and D for a reconciliation of such measures to the financial results presented in accordance with GAAP.

(1) See Exhibit A "Other Financial Information" for the definition and calculation of Fee Related Earnings and After-tax Distributable Earnings.

KKR
SCHEDULE OF SEGMENT REVENUES AND OTHER SELECTED FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

PRIVATE MARKETS

	Quarter Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$123,512	$112,046	$117,798
Monitoring Fees	13,220	12,228	12,037
Transaction Fees	117,882	18,581	37,398
Fee Credits	(85,650)	(10,537)	(22,596)
Total Management, Monitoring and Transaction Fees, Net	168,964	132,318	144,637
Performance Income (Loss)
Realized Incentive Fees	—	—	—
Realized Carried Interest	206,204	503,176	93,450
Unrealized Carried Interest	123,506	(284,674)	(194,699)
Total Performance Income (Loss)	329,710	218,502	(101,249)
Investment Income (Loss)
Net Realized Gains (Losses)	—	—	—
Net Unrealized Gains (Losses)	—	—	—
Total Realized and Unrealized	—	—	—
Interest Income and Dividends	—	—	—
Interest Expense	—	—	—
Net Interest and Dividends	—	—	—
Total Investment Income (Loss)	—	—	—
Total Segment Revenues	$498,674	$350,820	$43,388

Assets Under Management	$80,197,600	$73,815,500	$71,056,700
Fee Paying Assets Under Management	$56,667,600	$52,204,800	$46,008,000
Capital Invested	$4,484,200	$868,700	$2,084,200
Uncalled Commitments	$35,071,700	$31,478,700	$26,903,200

PUBLIC MARKETS

	Quarter Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$84,772	$86,091	$76,802
Monitoring Fees	—	—	—
Transaction Fees	4,056	12,387	1,132
Fee Credits	(3,367)	(11,819)	(211)
Total Management, Monitoring and Transaction Fees, Net	85,461	86,659	77,723
Performance Income (Loss)
Realized Incentive Fees	1,686	23,449	1,593
Realized Carried Interest	—	—	3,838
Unrealized Carried Interest	17,120	(942)	(29,106)
Total Performance Income (Loss)	18,806	22,507	(23,675)
Investment Income (Loss)
Net Realized Gains (Losses)	—	—	—
Net Unrealized Gains (Losses)	—	—	—
Total Realized and Unrealized	—	—	—
Interest Income and Dividends	—	—	—
Interest Expense	—	—	—
Net Interest and Dividends	—	—	—
Total Investment Income (Loss)	—	—	—
Total Segment Revenues	$104,267	$109,166	$54,048

Assets Under Management	$57,418,700	$55,740,200	$55,332,200
Fee Paying Assets Under Management	$50,463,500	$49,268,600	$47,711,700
Capital Invested	$893,600	$1,592,800	$418,300
Uncalled Commitments	$6,151,100	$6,312,600	$7,593,100

KKR
SCHEDULE OF SEGMENT REVENUES AND OTHER SELECTED FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

CAPITAL MARKETS

Quarter Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$—	$—	$—
Monitoring Fees	—	—	—
Transaction Fees	121,097	37,303	57,555
Fee Credits	—	—	—
Total Management, Monitoring and Transaction Fees, Net	121,097	37,303	57,555
Performance Income (Loss)
Realized Incentive Fees	—	—	—
Realized Carried Interest	—	—	—
Unrealized Carried Interest	—	—	—
Total Performance Income (Loss)	—	—	—
Investment Income (Loss)
Net Realized Gains (Losses)	—	—	—
Net Unrealized Gains (Losses)	—	—	—
Total Realized and Unrealized	—	—	—
Interest Income and Dividends	—	—	—
Interest Expense	—	—	—
Net Interest and Dividends	—	—	—
Total Investment Income (Loss)	—	—	—
Total Segment Revenues	$121,097	$37,303	$57,555

Syndicated Capital	$1,181,300	$—	$665,300

PRINCIPAL ACTIVITIES

	Quarter Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$—	$—	$—
Monitoring Fees	—	—	—
Transaction Fees	—	—	—
Fee Credits	—	—	—
Total Management, Monitoring and Transaction Fees, Net	—	—	—
Performance Income (Loss)
Realized Incentive Fees	—	—	—
Realized Carried Interest	—	—	—
Unrealized Carried Interest	—	—	—
Total Performance Income (Loss)	—	—	—
Investment Income (Loss)
Net Realized Gains (Losses)	79,451	969	(24,183)
Net Unrealized Gains (Losses)	204,036	141,276	(564,991)
Total Realized and Unrealized	283,487	142,245	(589,174)
Interest Income and Dividends	56,882	69,101	108,120
Interest Expense	(41,709)	(44,264)	(48,544)
Net Interest and Dividends	15,173	24,837	59,576
Total Investment Income (Loss)	298,660	167,082	(529,598)
Total Segment Revenues	$298,660	$167,082	$(529,598)

KKR
BALANCE SHEET
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except per unit amounts)

	As of
	March 31, 2017		December 31, 2016
Cash and Short-term Investments	$3,383,032		$3,387,673
Investments	7,709,739	(1)	6,958,873
Unrealized Carry	1,306,737	(2)	1,213,692	(2)
Other Assets	1,777,727		1,611,678
Corporate Real Estate	161,225		161,225
Total Assets	$14,338,460		$13,333,141

Debt Obligations - KKR (ex-KFN)	$2,000,000		$2,000,000
Debt Obligations - KFN	754,767		398,560
Preferred Shares - KFN	373,750		373,750
Other Liabilities	362,426		244,676
Total Liabilities	3,490,943		3,016,986

Noncontrolling Interests	21,167		19,564
Preferred Units	500,000		500,000

Book Value	$10,326,350		$9,796,591

Book Value Per Outstanding Adjusted Unit (3)	$12.80		$12.15

	Last Twelve Months Ended
	March 31, 2017		December 31, 2016

Return on Equity (After-tax Economic Net Income (Loss) ) (4)	18%		6%

Return on Equity (After-tax Distributable Earnings) (5)	18%		16%

_______________________________________________________________________________________________________________________________________________________________________________________
Note: As of March 31, 2017, KKR had a $1.0 billion revolving credit facility, which was undrawn. In addition, KKR has a $500.0 million revolving credit facility for use in its capital markets business, which was undrawn as of March 31, 2017. As of March 31, 2017, KKR’s portion of total uncalled commitments to its investment funds was $3.5 billion. See Exhibit B for details.

(1) See schedule of investments that follows on the next page.

(2) The following table provides unrealized carry by segment:

	As of
	March 31, 2017	December 31, 2016
Private Markets	$1,222,184	$1,141,610
Public Markets	84,553	72,082
Total	$1,306,737	$1,213,692

(3) See reconciliation in Exhibit D for calculation of Outstanding Adjusted Units.

(4) Return on Equity (After-tax Economic Net Income (Loss) ) measures the amount of after-tax economic net income generated as a percentage of capital invested in KKR’s business. Return on equity is calculated by dividing After-tax Economic Net Income (Loss) on a trailing twelve-month basis by the average book value during the period. We believe this measure is useful to unitholders as it provides a measure of the overall profitability of KKR’s businesses as a percentage of net assets in KKR's business.
(5) Return on Equity (After-tax Distributable Earnings) measures the amount of income excluding the impact of mark-to-market gain (losses) generated as a percentage of capital invested in KKR’s business. It is calculated by dividing after-tax distributable earnings on a trailing twelve-month basis by the average book value during the period. We believe this measure is useful to unitholders as it provides a measure of the overall profitability of KKR’s businesses, excluding the impact of mark-to-market gains (losses), as a percentage of net assets in KKR's business.

KKR
SCHEDULE OF INVESTMENTS (1)
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except percentage amounts)

As of March 31, 2017

Investments	Fair Value

Private Equity Co-Investments and Other Equity	$1,981,106
Private Equity Funds	1,150,455
Private Equity Total	3,131,561

Energy	572,895
Real Estate (3)	769,919
Infrastructure	273,199
Real Assets Total	1,616,013

Special Situations	852,955
Direct Lending	124,016
Mezzanine	24,931
Alternative Credit Total	1,001,902
CLOs (4)	596,706
Liquid Credit	160,637
Specialty Finance	221,659
Credit Total	1,980,904

Other	981,261

Total Investments	$7,709,739

	As of March 31, 2017

Significant Investments: (5)	Fair Value	Fair Value as a Percentage of Total Investments
First Data Corporation (NYSE: FDC)	$1,191,388	15.5%
KKR Real Estate Finance Trust Inc.	289,723	3.8%
WMIH Corp. (NASDAQ: WMIH)	215,431	2.8%
Oil Field Services Investment	161,887	2.1%
Natural Gas Midstream Investment	158,218	2.0%
Total Significant Investments	2,016,647	26.2%

Other Investments	5,693,092	73.8%
Total Investments	$7,709,739	100.0%

_______________________________________________________________________________________________________________________________________________________________________________________
(1) Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management and broker-dealer businesses, including the general partner interests of KKR’s investment funds.

(2) General partner commitments in our funds are included in the various asset classes shown above. Private Equity and Other Equity includes KKR private equity funds, co-investments alongside such KKR sponsored private equity funds and other opportunistic investments. However, equity investments in other asset classes, such as real estate, special situations and energy appear in these other asset classes.  Other Credit consists of liquid credit and specialty finance strategies.

(3) Includes our ownership of approximately $289.7 million in KKR Real Estate Finance Trust Inc. that is not held for investment purposes and is held at cost.

(4) Includes approximately $260.2 million of CLOs that are not held for investment purposes and are held at cost.

(5) The significant investments include the top five investments (other than investments expected to be syndicated or transferred in connection with new fundraising) based on their fair values as of March 31, 2017. The fair value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable.

KKR
ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended March 31, 2017
December 31, 2016	$73,815,500	$55,740,200		$129,555,700
New Capital Raised	6,290,900	2,249,200		8,540,100
Distributions	(1,866,500)	(1,709,200)	(1)	(3,575,700)
Change in Value	1,957,700	1,138,500		3,096,200
March 31, 2017	$80,197,600	$57,418,700		$137,616,300

Trailing Twelve Months Ended March 31, 2017
March 31, 2016	$71,056,700	$55,332,200		$126,388,900
New Capital Raised	15,904,400	10,801,100		26,705,500
Distributions	(14,405,300)	(10,916,500)	(2)	(25,321,800)
Change in Value	7,641,800	2,201,900		9,843,700
March 31, 2017	$80,197,600	$57,418,700		$137,616,300

KKR
FEE PAYING ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended March 31, 2017
December 31, 2016	$52,204,800	$49,268,600		$101,473,400
New Capital Raised	6,913,600	2,664,800		9,578,400
Distributions	(545,500)	(2,140,700)	(1)	(2,686,200)
Net Changes in Fee Base of Certain Funds (3)	(2,041,500)	—		(2,041,500)
Change in Value	136,200	670,800		807,000
March 31, 2017	$56,667,600	$50,463,500		$107,131,100

Trailing Twelve Months Ended March 31, 2017
March 31, 2016	$46,008,000	$47,711,700		$93,719,700
New Capital Raised	20,519,800	12,869,600		33,389,400
Distributions	(5,472,000)	(11,499,500)	(2)	(16,971,500)
Net Changes in Fee Base of Certain Funds (3)	(4,587,900)	—		(4,587,900)
Change in Value	199,700	1,381,700		1,581,400
March 31, 2017	$56,667,600	$50,463,500		$107,131,100

_______________________________________________________________________________________________________________________________________________________________________________________
(1) Includes $1,037.8 million of redemptions by fund investors.
(2) Includes $6,081.4 million of redemptions by fund investors.
(3) Represents the impact of certain funds entering their post-investment period.

KKR
INVESTMENT VEHICLE SUMMARY (1) (UNAUDITED)
As of March 31, 2017
(Amounts in millions, except percentages)

	Investment Period		Amount
	Commencement Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets

Private Equity and Growth Funds
Asian Fund III (2)	4/2017	4/2023	$5,787.8	$5,787.8	8.6%	$—	$—	$—	$—
Americas Fund XII (2)	1/2017	1/2023	13,500.0	13,500.0	7.4%	—	—	—	—
Next Generation Technology Growth Fund (2)	3/2016	3/2021	658.9	568.2	22.5%	90.7	—	90.7	114.6
European Fund IV (2)	12/2014	12/2020	3,444.6	2,271.6	5.8%	1,181.8	—	1,181.8	1,268.2
Asian Fund II (2)	4/2013	4/2017	5,825.0	2,022.9	1.3%	4,687.2	948.1	3,778.5	6,032.0
North America Fund XI (2)	9/2012	1/2017	8,718.4	1,242.0	2.9%	8,790.8	3,549.7	6,527.5	10,203.6
China Growth Fund	11/2010	11/2016	1,010.0	—	1.0%	1,010.0	442.9	764.3	962.6
E2 Investors (Annex Fund)	8/2009	11/2013	195.8	—	4.9%	195.8	195.7	18.1	1.8
European Fund III	3/2008	3/2014	6,113.6	786.3	4.7%	5,327.3	6,198.0	2,417.9	3,571.1
Asian Fund	7/2007	4/2013	3,983.3	—	2.5%	3,945.9	7,506.0	924.0	977.9
2006 Fund	9/2006	9/2012	17,642.2	337.7	2.1%	17,304.5	23,366.2	6,190.5	9,517.4
European Fund II	11/2005	10/2008	5,750.8	—	2.1%	5,750.8	8,455.4	—	70.4
Millennium Fund	12/2002	12/2008	6,000.0	—	2.5%	6,000.0	13,305.4	444.9	629.0
Total Private Equity and Growth Funds			78,630.4	26,516.5		54,284.8	63,967.4	22,338.2	33,348.6

Co-Investment Vehicles and Other (2)	Various	Various	8,300.1	3,214.5	Various	5,281.2	3,153.7	3,841.8	4,912.2

Total Private Equity and Growth			86,930.5	29,731.0		59,566.0	67,121.1	26,180.0	38,260.8

Real Assets
Energy Income and Growth Fund	9/2013	9/2018	1,974.2	746.4	12.9%	1,253.9	222.5	1,080.4	1,016.1
Natural Resources Fund	Various	Various	887.4	2.8	Various	884.5	96.6	809.9	183.2
Global Energy Opportunities (2)	Various	Various	979.2	645.6	Various	373.0	58.8	258.9	266.8
Global Infrastructure Investors (2)	9/2011	10/2014	1,039.9	75.9	4.8%	994.9	656.3	649.5	858.1
Global Infrastructure Investors II (2)	10/2014	10/2020	3,025.8	1,805.5	4.1%	1,263.1	45.4	1,217.8	1,267.4
Real Estate Partners Americas (2)	5/2013	5/2017	1,229.1	668.6	16.3%	898.5	633.5	560.1	629.3
Real Estate Partners Europe (2)	9/2015	6/2020	691.7	569.3	9.1%	122.4	—	122.4	130.7
Co-Investment Vehicles and Other	Various	Various	1,829.6	687.7	Various	1,141.9	466.3	1,139.6	1,340.2
Real Assets			11,656.9	5,201.8		6,932.2	2,179.4	5,838.6	5,691.8

Unallocated Commitments			138.9	138.9	Various	—	—	—	—

Private Markets Total			98,726.3	35,071.7		66,498.2	69,300.5	32,018.6	43,952.6

Public Markets (3)
Special Situations Fund	12/2012	1/2016	2,274.3	109.1	11.6%	2,165.2	542.2	1,986.2	2,194.9
Special Situations Fund II	12/2014	3/2019	3,195.4	2,273.0	9.0%	922.4	—	922.4	868.3
Mezzanine Partners	3/2010	3/2015	1,022.8	108.9	4.4%	913.9	782.9	503.5	453.2
Lending Partners	12/2011	12/2014	460.2	54.9	15.2%	405.3	260.0	329.8	255.2
Lending Partners II	6/2014	6/2017	1,335.9	468.8	3.7%	867.1	163.9	867.1	946.3
Lending Partners Europe	3/2015	3/2019	847.6	602.7	5.0%	244.9	21.7	244.9	270.9
Other Alternative Credit Vehicles	Various	Various	5,930.1	2,533.7	Various	3,396.4	1,817.4	2,425.1	2,676.4

Public Markets Total			15,066.3	6,151.1		8,915.2	3,588.1	7,279.0	7,665.2

Grand Total			$113,792.6	$41,222.8		$75,413.4	$72,888.6	$39,297.6	$51,617.8
_______________________________________________________________________________________________________________________________________________________________________________________
(1) Reflects investment vehicles for which KKR has the ability to earn carried interest and excludes open ended funds, managed accounts, CLOs and certain other investment vehicles where KKR earns an incentive fee.
(2) The “Invested” and “Realized” columns include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.
(3) The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.

KKR
Notes to Reportable Segments (Unaudited)
The segment key performance measures that follow are used by management in making operating and resource deployment decisions as well as assessing the overall performance of each of KKR’s reportable business segments. The reportable segments for KKR’s business are presented prior to giving effect to the allocation of income (loss) between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total. In addition, KKR’s reportable segments are presented without giving effect to the consolidation of the funds that KKR manages.
KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to unitholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included elsewhere within this earnings release.
Adjusted units are used as a measure of the total common equity ownership of KKR that is held by KKR & Co. L.P. (including equity awards issued under the KKR & Co. L.P. 2010 Equity Incentive Plan (the "Equity Incentive Plan"), but excluding preferred units), KKR Holdings and other holders of securities exchangeable into common units of KKR & Co. L.P. and represent the fully diluted common unit count using the if-converted method. We believe this measure is useful to unitholders as it provides an indication of the total common equity ownership of KKR as if all outstanding KKR Holdings units, equity awards issued under the Equity Incentive Plan and other exchangeable securities had been exchanged for common units of KKR & Co. L.P. The Series A and Series B Preferred Units are not exchangeable for common units of KKR & Co. L.P.
Adjusted units eligible for distribution represents the portion of total adjusted units that is eligible to receive a distribution. We believe this measure is useful to unitholders as it provides insight into the calculation of amounts available for distribution on a per unit basis. Adjusted units eligible for distribution is used in the calculation of after-tax distributable earnings per unit.
After-tax distributable earnings is used by management as an operating measure of the earnings excluding mark-to-market gains (losses) of KKR. KKR believes this measure is useful to unitholders as it provides a supplemental measure to assess performance, excluding the impact of mark-to-market gains (losses). After-tax distributable earnings excludes certain realized investment losses to the extent unrealized losses on these investments were recognized prior to the combination with KPE on October 1, 2009. After-tax distributable earnings does not represent and is not used to calculate actual distributions under KKR’s distribution policy.
Assets under management ("AUM") represent the assets managed by KKR or by its strategic partners from which KKR is entitled to receive fees or a carried interest (either currently or upon deployment of capital) and general partner capital. We believe this measure is useful to unitholders as it provides additional insight into KKR's capital raising activities and the overall activity in its investment funds and strategic partnerships. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or carried interest; (iii) the fair value of investments in KKR's co-investment vehicles; (iv) the par value of outstanding CLOs (excluding CLOs wholly-owned by KKR); (v) KKR's pro-rata portion of the AUM managed by strategic partnerships in which KKR holds a minority ownership interest and (vi) the fair value of other assets managed by KKR. The pro-rata portion of the AUM managed by strategic partnerships is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.
Book value is a measure of the net assets of KKR’s reportable segments and is used by management primarily in assessing the unrealized value of KKR’s investments and other assets, including carried interest. We believe this measure is useful to unitholders as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders and to the holders of the Series A and Series B Preferred Units.
Capital invested is the aggregate amount of capital invested by (i) KKR’s investment funds, (ii) KKR's Principal Activities segment as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities segment in connection with a syndication transaction conducted by KKR's Capital Markets segment, if any.  Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to unitholders as it provides a measure of capital deployment across KKR’s business segments.  Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable.  Capital invested excludes (i) investments in liquid credit strategies, (ii) capital invested by KKR’s Principal Activities segment that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities segment that is not invested in connection with a syndication transaction by KKR’s Capital Markets segment. Capital syndicated by KKR's Capital Markets segment to third parties other than KKR’s investment funds or Principal Activities segment is not included in capital invested.  See also syndicated capital. In the fourth quarter of 2016, the capital invested metric was changed to include capital invested by KKR's Principal Activities segment and all prior periods in this report have been adjusted.
Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR’s liquidity position. We believe this measure is useful to unitholders as it provides additional insight into KKR’s available liquidity.

Economic net income (loss) (“ENI”) is a measure of profitability for KKR’s reportable segments and is used by management as an alternative measurement of the operating and investment earnings of KKR and its business segments. We believe this measure is useful to unitholders as it provides additional insight into the overall profitability of KKR’s businesses inclusive of carried interest, incentive fees and related carry pool allocations and investment income. ENI is comprised of total segment revenues less total segment expenses and certain economic interests in KKR’s segments held by third parties. For a reconciliation of total segment revenues, total segment expenses and ENI to the most directly comparable amounts recognized under GAAP, see reconciliations at Exhibit C. Pre-tax Economic Net Income (Loss) represents Economic Net Income (Loss) after equity-based compensation. After-tax Economic Net Income (Loss) represents Economic Net Income (Loss) after equity-based compensation, provision for income taxes and preferred distributions.
Fee paying AUM ("FPAUM") represents only those assets under management of KKR or its strategic partners from which KKR receives management fees. We believe this measure is useful to unitholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's fees and differs from AUM in the following respects: (i) assets and commitments from which KKR does not receive a fee are excluded (i.e., assets and commitments with respect to which it receives only carried interest or is otherwise not currently receiving a fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.
Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management and broker-dealer businesses, including the general partner interests of KKR’s investment funds.
Outstanding adjusted units represents the portion of total adjusted units that would receive assets of KKR if it were to be liquidated as of a particular date. Outstanding adjusted units is used to calculate book value per outstanding adjusted unit, which we believe is useful to unitholders as it provides a measure of net assets of KKR’s reportable segments on a per unit basis.
Realized performance income compensation is the amount allocated to performance income compensation is equal to 40% of the carried interest and incentive fees earned by our investment funds, and, beginning with the quarter ended September 30, 2016, includes 40% of the management fees that would have been subject to a management fee refund for investment funds that have a preferred return.
Syndicated capital is generally the aggregate amount of capital in transactions originated by KKR and its investment funds and carry-yielding co-investment vehicles, which has been distributed to third parties in exchange for a fee. It does not include (i) capital invested in such transactions by KKR investment funds and carry-yielding co-investment vehicles, which is instead reported in capital invested (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds and (iii) debt capital that is either underwritten or arranged on a best efforts basis. Syndicated capital is used as a measure of investment activity for KKR during a given period, and we believe that this measure is useful to unitholders as it provides additional insight into levels of syndication activity in KKR's Capital Markets segment and across KKR's investment platform.
Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to unitholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements.

KKR
EXHIBIT A

OTHER FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Fee Related Earnings
Management, Monitoring and Transaction Fees, Net	$375,522	$256,280	$279,915
Less: Cash Compensation and Benefits	139,435	95,260	100,899
Less: Occupancy and Related Charges	14,369	14,914	15,950
Less: Other Operating expenses	53,498	67,806	61,886
Plus: Expenses of Principal Activities Segment	53,769	38,107	39,818
Fee Related Earnings (1)	221,989	116,407	140,998
Plus: Net Interest and Dividends	15,173	24,837	59,576
Plus: Depreciation and Amortization	4,177	4,020	3,887
Plus: Core Interest Expense	29,162	28,900	29,105
Less: Expenses of Principal Activities Segment	53,769	38,107	39,818
Fee and Yield Segment EBITDA (2)	216,732	136,057	193,748
Plus: Realized Performance Income (Loss), net	119,823	310,975	59,329
Plus: Net Realized Gains (Losses)	79,451	969	(24,183)
Total Segment EBITDA (2)	$416,006	$448,001	$228,894

Distributable Earnings
Management, Monitoring and Transaction Fees, Net	$375,522	$256,280	$279,915
Realized Performance Income (Loss)	207,890	526,625	98,881
Realized Investment Income (Loss)	94,624	25,806	35,393
Total Distributable Segment Revenues	$678,036	$808,711	$414,189
Less: Total Distributable Segment Expenses and Other	296,953	393,964	218,954
Less: Corporate and Local Income Taxes Paid	26,275	16,532	26,503
Less: Preferred Distributions	8,341	8,341	—
After-tax Distributable Earnings	$346,467	$389,874	$168,732

Per Adjusted Unit Eligible for Distribution	$0.43	$0.48	$0.21

Core Interest Expense
GAAP Interest Expense	$186,854	$182,141	$171,394
Less: Interest expense related to debt obligations of consolidated investment funds, CLOs and other	145,145	137,877	122,850
Segment Interest Expense	41,709	44,264	48,544
Less: Interest Expense related to debt obligations from KFN and other	12,547	15,364	19,439
Core Interest Expense (3)	$29,162	$28,900	$29,105

____________________________________________________________________________________________________________________________________________________________________________________
(1) Fee related earnings (“FRE”) is a measure of the operating earnings of KKR and its business segments before performance income, related performance income compensation and investment income. KKR believes this measure is useful to unitholders as it provides additional insight into the operating profitability of KKR's fee generating management companies and capital markets businesses.
(2) Fee and Yield Segment EBITDA and Total Segment EBITDA may be useful in evaluating KKR's ability to service its debt. Fee and Yield Segment EBITDA provides insight into the amount of KKR’s distributable earnings before the impact of interest expense, significant portions of which tend to be more recurring than realized carried interest and realized investment income from quarter to quarter. Total Segment EBITDA represents Fee and Yield Segment EBITDA plus the addition of realized performance income and realized investment income.
(3) Core interest expense is used by management as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN are non-recourse to KKR beyond the assets of KFN. KKR believes this measure is useful to unitholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.

KKR
EXHIBIT B

KKR'S PORTION OF TOTAL UNCALLED COMMITMENTS TO ITS INVESTMENT FUNDS (UNAUDITED)
(Amounts in thousands)

Uncalled Commitments
Private Markets
Americas Fund XII	$1,000,000
Asian Fund III	500,000
European Fund IV	128,600
Next Generation Technology Growth Fund	127,900
Real Estate Partners Americas	108,800
Energy Income and Growth	96,500
Global Infrastructure Investors II	74,500
Real Estate Partners Europe	52,300
North America Fund XI	33,600
Asian Fund II	25,800
Other Private Markets Vehicles	983,500
Total Private Markets Commitments	3,131,500

Public Markets
Special Situations Fund II	203,700
Lending Partners Europe	30,400
Lending Partners II	17,500
Special Situations Fund	12,000
Lending Partners	8,300
Mezzanine Partners	4,700
Other Public Markets Vehicles	114,200
Total Public Markets Commitments	390,800

Total Uncalled Commitments	$3,522,300

KKR
EXHIBIT C

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. PER COMMON UNIT - BASIC (GAAP BASIS)
TO AFTER TAX ENI PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended
	March 31, 2017	December 31, 2016	March 31, 2016

Net income (loss) attributable to KKR & Co. L.P. per common unit - Basic	$0.57	$0.38	$(0.73)
Weighted Average Common Units Outstanding - Basic	453,695,846	451,154,845	450,262,143
Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders	259,343	170,969	(329,939)
Plus: Preferred Distributions	8,341	8,341	—
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	216,432	126,219	(271,575)
Plus: Non-cash equity-based charges	111,036	78,858	63,823
Plus: Amortization of intangibles, placement fees and other, net	32,837	(6,994)	28,882
Plus: Income tax (benefit)	40,542	5,800	1,890
Economic Net Income (Loss)	668,531	383,193	(506,919)
Less: Equity-based compensation associated with the KKR & Co. L.P. 2010 equity incentive plan	49,943	37,970	49,961
Pre-tax Economic Net Income (Loss)	618,588	345,223	(556,880)
Less: Provision for income tax (benefit)	60,325	(2,335)	(3,892)
Less: Preferred Distributions	8,341	8,341	—
After-tax Economic Net Income (Loss)	549,922	339,217	(552,988)
Weighted Average Adjusted Units	849,270,924	839,268,845	847,972,012
After-tax Economic Net Income (Loss) Per Adjusted Unit	$0.65	$0.40	$(0.65)

KKR
EXHIBIT C (CONTINUED)

RECONCILIATION OF FEES AND OTHER (GAAP BASIS) TO TOTAL SEGMENT REVENUES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	March 31, 2017	December 31, 2016	March 31, 2016

Fees and Other	$715,952	$481,475	$162,805
Management fees relating to consolidated funds and placement fees	47,102	47,284	38,270
Fee credits relating to consolidated funds	(939)	(155)	(428)
Net realized and unrealized carried interest - consolidated funds	11,057	17,070	(9,561)
Total investment income (loss)	298,660	167,082	(529,598)
Revenue earned by oil & gas producing entities	(17,273)	(17,777)	(13,561)
Reimbursable expenses	(23,549)	(34,966)	(15,881)
Other	(8,312)	4,358	(6,653)
Total Segment Revenues	$1,022,698	$664,371	$(374,607)

RECONCILIATION OF TOTAL EXPENSES (GAAP BASIS) TO TOTAL SEGMENT EXPENSES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	March 31, 2017	December 31, 2016	March 31, 2016

Total Expenses	$540,014	$452,816	$308,323
Equity based compensation	(111,036)	(78,858)	(63,823)
Reimbursable expenses and placement fees	(36,123)	(75,596)	(24,107)
Operating expenses relating to consolidated funds, CFEs and other entities	(13,430)	(19,246)	(43,671)
Expenses incurred by oil & gas producing entities	(11,177)	(14,312)	(17,826)
Intangible amortization	(6,366)	28,993	(17,393)
Other	(9,299)	(12,953)	(9,858)
Total Segment Expenses	$352,583	$280,844	$131,645

KKR
EXHIBIT C (CONTINUED)

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. COMMON UNITHOLDERS (GAAP BASIS)
TO ECONOMIC NET INCOME (LOSS), FEE RELATED EARNINGS, FEE AND YIELD SEGMENT EBITDA, AFTER TAX DISTRIBUTABLE EARNINGS AND TOTAL SEGMENT EBITDA (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders	$259,343	$170,969	$(329,939)
Plus: Preferred Distributions	8,341	8,341	—
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	216,432	126,219	(271,575)
Plus: Non-cash equity-based charges	111,036	78,858	63,823
Plus: Amortization of intangibles, placement fees and other, net	32,837	(6,994)	28,882
Plus: Income tax (benefit)	40,542	5,800	1,890
Economic Net Income (Loss)	668,531	383,193	(506,919)
Plus: Income attributable to segment noncontrolling interests	1,584	334	667
Less: Total investment income (loss)	298,660	167,082	(529,598)
Less: Net performance income (loss)	203,235	138,145	(77,834)
Plus: Expenses of Principal Activities Segment	53,769	38,107	39,818
Fee Related Earnings	221,989	116,407	140,998
Plus: Net interest and dividends	15,173	24,837	59,576
Plus: Depreciation and amortization	4,177	4,020	3,887
Plus: Core interest expense	29,162	28,900	29,105
Less: Expenses of Principal Activities Segment	53,769	38,107	39,818
Fee and Yield Segment EBITDA	216,732	136,057	193,748
Less: Depreciation and amortization	4,177	4,020	3,887
Less: Core interest expense	29,162	28,900	29,105
Plus: Realized performance income (loss), net	119,823	310,975	59,329
Plus: Net realized gains (losses)	79,451	969	(24,183)
Less: Corporate and local income taxes paid	26,275	16,532	26,503
Less: Preferred Distributions	8,341	8,341	—
Less: Income attributable to segment noncontrolling interests	1,584	334	667
After-tax Distributable Earnings	346,467	389,874	168,732
Plus: Depreciation and amortization	4,177	4,020	3,887
Plus: Core interest expense	29,162	28,900	29,105
Plus: Corporate and local income taxes paid	26,275	16,532	26,503
Plus: Preferred Distributions	8,341	8,341	—
Plus: Income attributable to segment noncontrolling interests	1,584	334	667
Total Segment EBITDA	$416,006	$448,001	$228,894

KKR
EXHIBIT C (CONTINUED)

RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)
TO TOTAL REPORTABLE SEGMENTS BALANCE SHEET (UNAUDITED)
MARCH 31, 2017
(Amounts in thousands)

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)		1	2	3	4	5	TOTAL REPORTABLE SEGMENTS BALANCE SHEET

Assets
Cash and Cash Equivalents	$2,758,398	—	—	624,634	—	—	$3,383,032	Cash and Short-term Investments
Investments	34,225,324	(24,173,177)	(1,035,671)	(1,306,737)	—	—	7,709,739	Investments
		—	—	1,306,737	—	—	1,306,737	Unrealized Carry
Other Assets	4,651,990	(1,790,079)	—	(785,859)	—	(298,325)	1,777,727	Other Assets
		—	—	161,225	—	—	161,225	Corporate Real Estate
Total Assets	$41,635,712	(25,963,256)	(1,035,671)	—	—	(298,325)	$14,338,460

Liabilities and Equity
Debt Obligations	19,625,439	(16,870,672)	—	(754,767)	—	—	2,000,000	Debt Obligations - KKR (ex-KFN)
		—	—	754,767	—	—	754,767	Debt Obligations - KFN
		—	—	373,750	—	—	373,750	Preferred Shares - KFN
Other Liabilities	3,722,475	(2,159,286)	(1,035,671)	—	—	(165,092)	362,426	Other Liabilities
Total Liabilities	23,347,914	(19,029,958)	(1,035,671)	373,750	—	(165,092)	3,490,943

Redeemable Noncontrolling Interests	781,428	(781,428)	—	—	—	—

Equity
Series A Preferred Units	332,988	—	—	(332,988)	—	—
Series B Preferred Units	149,566	—	—	(149,566)	—	—
KKR & Co. L.P. Capital - Common Unitholders	5,755,354	140,248	—	(17,446)	4,581,427	(133,233)	10,326,350	Book Value
Noncontrolling Interests	11,268,462	(6,292,118)	—	(373,750)	(4,581,427)	—	21,167	Noncontrolling Interests
		—	—	500,000	—	—	500,000	Preferred Units
Total Liabilities and Equity	$41,635,712	(25,963,256)	(1,035,671)	—	—	(298,325)	$14,338,460

1	IMPACT OF CONSOLIDATION OF INVESTMENT VEHICLES AND OTHER ENTITIES
2	CARRY POOL RECLASSIFICATION
3	OTHER RECLASSIFICATIONS
4	NONCONTROLLING INTERESTS HELD BY KKR HOLDINGS L.P. AND OTHER
5	EQUITY IMPACT OF KKR MANAGEMENT HOLDINGS CORP.

KKR
EXHIBIT C (CONTINUED)

RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)
TO TOTAL REPORTABLE SEGMENTS BALANCE SHEET (UNAUDITED)
DECEMBER 31, 2016
(Amounts in thousands)

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)		1	2	3	4	5	TOTAL REPORTABLE SEGMENTS BALANCE SHEET

Assets
Cash and Cash Equivalents	$2,508,902	—	—	878,771	—	—	$3,387,673	Cash and Short-term Investments
Investments	31,409,765	(22,249,206)	(987,994)	(1,213,692)	—	—	6,958,873	Investments
		—	—	1,213,692	—	—	1,213,692	Unrealized Carry
Other Assets	5,084,230	(2,118,364)	—	(1,039,996)	—	(314,192)	1,611,678	Other Assets
		—	—	161,225	—	—	161,225	Corporate Real Estate
Total Assets	$39,002,897	(24,367,570)	(987,994)	—	—	(314,192)	$13,333,141

Liabilities and Equity
Debt Obligations	18,544,075	(16,145,515)	—	(398,560)	—	—	2,000,000	Debt Obligations - KKR (ex-KFN)
		—	—	398,560	—	—	398,560	Debt Obligations - KFN
		—	—	373,750	—	—	373,750	Preferred Shares - KFN
Other Liabilities	3,340,739	(1,945,039)	(987,994)	—	—	(163,030)	244,676	Other Liabilities
Total Liabilities	21,884,814	(18,090,554)	(987,994)	373,750	—	(163,030)	3,016,986

Redeemable Noncontrolling Interests	632,348	(632,348)	—	—	—	—

Equity
Series A Preferred Units	332,988	—	—	(332,988)	—	—
Series B Preferred Units	149,566	—	—	(149,566)	—	—
KKR & Co. L.P. Capital - Common Unitholders	5,457,279	118,635	—	(17,446)	4,389,285	(151,162)	9,796,591	Book Value
Noncontrolling Interests	10,545,902	(5,763,303)	—	(373,750)	(4,389,285)	—	19,564	Noncontrolling Interests
		—	—	500,000	—	—	500,000	Preferred Units
Total Liabilities and Equity	$39,002,897	(24,367,570)	(987,994)	—	—	(314,192)	$13,333,141

1	IMPACT OF CONSOLIDATION OF INVESTMENT VEHICLES AND OTHER ENTITIES
2	CARRY POOL RECLASSIFICATION
3	OTHER RECLASSIFICATIONS
4	NONCONTROLLING INTERESTS HELD BY KKR HOLDINGS L.P. AND OTHER
5	EQUITY IMPACT OF KKR MANAGEMENT HOLDINGS CORP.

KKR
EXHIBIT D

RECONCILIATION OF WEIGHTED AVERAGE GAAP COMMON UNITS OUTSTANDING (UNAUDITED)

The following table provides a reconciliation of KKR's Weighted Average GAAP Common Units Outstanding to Weighted Average Adjusted Units:

	Quarter Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Weighted Average GAAP Common Units Outstanding - Basic	453,695,846	451,154,845	450,262,143
Adjustments:
Weighted Average Unvested Common Units and Other Securities (1)	42,988,494	33,157,959	—	(3)
Weighted Average GAAP Common Units Outstanding - Diluted	496,684,340	484,312,804	450,262,143
Adjustments:
Weighted Average KKR Holdings Units (2)	352,586,584	354,956,041	360,317,628
Weighted Average Unvested Common Units and Other Securities (1)	—	—	37,392,241	(3)
Weighted Average Adjusted Units	849,270,924	839,268,845	847,972,012

RECONCILIATION OF GAAP COMMON UNITS OUTSTANDING (UNAUDITED)

The following table provides a reconciliation of KKR's GAAP Common Units Outstanding to Adjusted Units, Adjusted Units Eligible for Distribution and Outstanding Adjusted Units:

	As of
	March 31, 2017	December 31, 2016
GAAP Common Units Outstanding - Basic	455,570,965	452,380,335
Unvested Common Units and Other Securities (1)	42,809,384	42,119,756
GAAP Common Units Outstanding - Diluted	498,380,349	494,500,091
Adjustments:
KKR Holdings Units (2)	350,909,471	353,757,398
Adjusted Units	849,289,820	848,257,489
Adjustments:
Unvested Common Units	(38,551,767)	(37,519,436)
Adjusted Units Eligible for Distribution	810,738,053	810,738,053
Adjustments:
Vested Other Securities	(4,257,617)	(4,600,320)
Outstanding Adjusted Units	806,480,436	806,137,733

____________________________________________________________________________________________________________________________________________________________________________________
(1) Represents unvested equity awards granted under the Equity Incentive Plan and other securities that are exchangeable into KKR & Co. L.P common units. The issuance of common units of KKR & Co. L.P. pursuant to such equity awards or other securities dilutes KKR common unitholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.
(2) Common units that may be issued by KKR & Co. L.P. upon exchange of units in KKR Holdings L.P. for KKR common units.
(3) Unvested common units and other securities are excluded from the calculation of diluted earnings per common unit on a GAAP basis because inclusion of such unvested common units and other securities would be anti-dilutive having the effect of decreasing the loss per common unit.